Back to Form 8-K
Exhibit 99.1

WellCare Announces Closing of Notes and New Credit Agreement

TAMPA, Fla. (November 15, 2013) - WellCare Health Plans, Inc. (NYSE: WCG) announced today that it completed the issuance of $600 million aggregate principal amount of the Company’s 5.75% senior unsecured notes due 2020 in connection with a public offering made pursuant to a registration statement and a related preliminary prospectus supplement filed by WellCare with the U. S. Securities and Exchange Commission (SEC). The Company announced the offering of the senior notes on November 4, and the notes were priced on November 8. The Company used $337 million of the net proceeds from the notes issuance to repay the term loans outstanding under its previous senior secured credit facility. The remaining net proceeds will be used for general corporate purposes, including organic growth opportunities and potential acquisitions.

In addition, WellCare announced that it entered into a new $300 million senior unsecured revolving credit facility, replacing and terminating the previous senior secured credit facility. The funds borrowed under the new credit facility can be used for general corporate purposes. The Company has not borrowed any funds under this facility. The new credit facility is set to expire in November 2018 and contains customary covenants and restrictions.

The Company is updating its guidance for 2013 adjusted net income per diluted share to incorporate the interest expense associated with the senior unsecured notes as well as the write off of the deferred financing costs associated with the previous senior secured credit facility, the combined impact of which is approximately $0.10 per diluted share. As a result, WellCare now anticipates 2013 adjusted net income per diluted share of $4.60 to $4.70. The previous guidance was for adjusted net income per diluted share of $4.70 to $4.80. The other elements of 2013 guidance have not changed and are as described in the Company’s news release published on November 1, 2013.

About WellCare Health Plans, Inc.
WellCare Health Plans, Inc. provides managed care services targeted to government-sponsored health care programs, focusing on Medicaid and Medicare. Headquartered in Tampa, Fla., WellCare offers a variety of health plans for families, children, and the aged, blind, and disabled, as well as prescription drug plans. The Company served approximately 2.8 million members nationwide as of September 30, 2013. For more information about WellCare, please visit the Company's website at www.wellcare.com.

Cautionary Statement Regarding Forward-Looking Statements
This news release contains “forward-looking” statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” and similar expressions are forward-looking statements. For example, statements regarding the Company’s financial outlook are forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties that may cause WellCare's actual future results to differ materially from those projected or contemplated in the forward-looking statements. These risks and uncertainties include, but are not limited to, WellCare’s progress on top priorities such as improving health care quality and access, ensuring a competitive cost position, and delivering prudent, profitable growth, WellCare’s ability to effectively manage growth, WellCare’s ability to address operational challenges relating to new business, WellCare’s ability to effectively execute and integrate acquisitions, potential reductions in Medicaid and Medicare revenue, including due to sequestration, and WellCare’s ability to estimate and manage medical benefits effectively.

Additional information concerning these and other important risks and uncertainties can be found under the captions “Forward-Looking Statements” and “Risk Factors” in WellCare's Annual Report on Form 10-K for the year ended December 31, 2012, and in WellCare's Quarterly Report on Form 10-Q for the period ended September 30, 2013 and other subsequent filings by WellCare with the U.S. Securities and Exchange Commission, which contain discussions of WellCare's business and the various factors that may affect it. WellCare undertakes no duty to update these forward-looking statements to reflect any future events, developments, or otherwise.

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CONTACTS:
Investor Relations
Gregg Haddad
813-206-3916
gregg.haddad@wellcare.com

Media Relations
Crystal Warwell Walker
813-206-2697
crystal.walker@wellcare.com

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